Exhibit 99.1

Enzo Biochem, Inc. 527 Madison Avenue New York, NY 10022

FOR IMMEDIATE RELEASE

Hamid Erfanian and Bradley Radoff Appointed to Enzo Biochem’s Board of Directors

NEW YORK, NY, January 3, 2022 (GLOBE NEWSWIRE) -- Enzo Biochem, Inc. (NYSE: ENZ) (“Enzo” or the “Company”), a leading biosciences and diagnostics company, today announced the appointments of Hamid Erfanian and Bradley Radoff to the Company’s Board of Directors (the “Board”), effective immediately. The Company also announced that directors Dov Perlysky and Rebecca Fischer will step down from the Board immediately to facilitate a smooth transition for the new Board members. Dr. Mary Tagliaferri will become the Board’s lead independent director.

Dr. Mary Tagliaferri, Enzo’s lead independent director, stated, “As we plan for the future growth of the Company, we look forward to the contributions of our new Board members in successfully achieving our business objectives. On behalf of the entire Board, I also want to extend our appreciation to both Dov and Rebecca for their guidance and service to Enzo Biochem. We wish them well in their current and future business pursuits.”

Mr. Radoff added, “I am pleased to have reached a constructive agreement with Enzo Biochem and look forward to working with my fellow directors to unlock value for all stockholders.”

Messrs. Erfanian and Radoff will stand for election at Enzo Biochem’s upcoming annual meeting (the “Annual Meeting”). The Company will also place a Board declassification proposal on the agenda at the upcoming Annual Meeting.

In conjunction with these developments, the Company reached agreement with Mr. Radoff and his affiliates with respect to certain other matters. The full agreement with Mr. Radoff will be filed on Form 8-K with the U.S. Securities and Exchange Commission.

New Director Biographies

Mr. Erfanian was named Chief Executive Officer of Enzo Biochem in October 2021 and joined the Company in November 2021. He was most recently Chief Commercial Officer of EUROIMMUN, a PerkinElmer Company, and previously served as Chief Executive Officer of its US subsidiary. Prior to EUROIMMUN, Mr. Erfanian held executive and senior positions at several notable diagnostics companies including Diagnostica Stago, Beckman Coulter, and Abbott Laboratories. Earlier in his career, Mr. Erfanian worked at leading diagnostic laboratory testing companies Quest Diagnostics and Laboratory Corporation of America. He received his Bachelor’s Degree in Science and Mathematics from North Dakota State University and a Master of Business Administration from the Cox School of Business at Southern Methodist University.

Mr. Radoff is a proven investor and seasoned public company director with significant experience in the areas of corporate governance, capital allocation, operational turnarounds and strategic reviews. Mr. Radoff has held roles at some of the world’s top asset management firms and financial institutions, including Citadel and Third Point. He currently serves on the Board of VAALCO Energy, Inc. (NYSE: EGY), a Texas-based independent energy company, and Harte Hanks, Inc. (NASDAQ: HHS). Mr. Radoff previously served as a director of Support.com, Inc. (formerly NASDAQ: SPRT) and Pogo Producing Company (formerly NYSE: PPP). He graduated summa cum laude with a B.S. in Economics from The Wharton School at the University of Pennsylvania.

About Enzo Biochem

Enzo Biochem is a pioneer in molecular diagnostics, leading the convergence of clinical laboratories, life sciences and intellectual property through the development of unique diagnostic platform technologies that provide numerous advantages over previous standards. A global company, Enzo Biochem utilizes cross-functional teams to develop and deploy products, systems and services that meet the ever-changing and rapidly growing needs of health care today and into the future. Underpinning Enzo Biochem’s products and technologies is a broad and deep intellectual property portfolio, with patent coverage across a number of key enabling technologies.

For more information, please visit www.Enzo.com or follow Enzo Biochem on Twitter and LinkedIn.

Forward-Looking Statements

Except for historical information, the matters discussed in this release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief or current expectations of the Company and its management, including those related to cash flow, gross margins, revenues, and expenses which are dependent on a number of factors outside of the control of the Company including, inter alia, the markets for the Company’s products and services, costs of goods and services, other expenses, government regulations, litigation, and general business conditions. See Risk Factors in the Company’s Form 10-K for the fiscal year ended July 31, 2021. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. The Company disclaims any obligations to update any forward-looking statement as a result of developments occurring after the date of this release.

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Enzo Biochem Contacts

For: Enzo Biochem:

David Bench, CFO
212-583-0100
dbench@enzo.com

For Media:

Lynn Granito
Berry & Company Public Relations
212-253-8881
lgranito@berrypr.com

For Investors:

Bob Yedid
LifeSci Advisors, LLC
646-597-6989
bob@lifesciadvisors.com

Radoff Contacts

Longacre Square Partners
Greg Marose / Bela Kirpalani, 646-386-0091
gmarose@longacresquare.com / bkirpalani@longacresquare.com